                                                                    EXHIBIT 25.5

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM T-1
                                   --------
                           STATEMENT OF ELIGIBILITY

                     UNDER THE TRUST INDENTURE ACT OF 1939

                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
 SECTION 305(B)(2)___
                                 -------------
                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

A National Banking Association                                 36-0899825
                                                               (I.R.S. employer
                                                          identification number)

One First National Plaza, Chicago, Illinois                    60670-0126
(Address of principal executive offices)                       (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                         Chicago, Illinois 60670-0286
            Attn: Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                                  ----------


                               TIME WARNER INC.
            (Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of                       13-1388520
incorporation or organization)                 (IRS Employer Identification No.)

75 Rockefeller Plaza
New York, New York                                            10019
(Address of Principal Executive Offices)                    (Zip Code)


  Guarantee by Time Warner Inc. of Preferred Trust Securities of Time Warner
                                  Capital I,
              Time Warner Capital II, and Time Warner Capital III
                      (Title of the indenture securities)

Item 1.General Information.  Furnish the following information as to the
       -------------------
       trustee:

(a)Name and address of each examining or supervision authority to which it is subject.

Comptroller of Currency, Washington, D. C., Federal Deposit Insurance Corporation, Washington, D. C., The Board of Governors of the Federal Reserve System, Washington, D. C..

(B)WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

The trustee is authorized to exercise corporate trust powers.

ITEM 2.AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE
       -----------------------------
TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

No such affiliation exists with the trustee.

ITEM 16.LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS
        ----------------
STATEMENT OF ELIGIBILITY.

1.A copy of the articles of association of the trustee now in effect.*

2.A copy of the certificates of authority of the trustee to commence business.*

3.A copy of the authorization of the trustee to exercise corporate trust powers.*

4.A copy of the existing by-laws of the trustee.*

5.Not applicable.

6.The consent of the trustee required by Section 321(b) of the Act.

7.A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8.Not applicable.

9.Not applicable.

* EXHIBIT 1,2,3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE CIT GROUP HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1993 (REGISTRATION NO. 33-58418).

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 1st day of August, 1995.


                                             The First National Bank of Chicago,
                                             Trustee,


                                             By: /s/ Melissa G. Weisman
                                                 ------------------------------
                                                     Melissa G. Weisman
                                                     Assistant Vice President

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                        August 1, 1995


Securities and Exchange Commission
Washington, D. C.  20549

Gentlemen:

In connection with the qualification of a Guaratnee Agreement of Time Warner Inc., the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                          Very truly yours,

                                          THE FIRST NATIONAL BANK OF CHICAGO



                                          By: /s/ Melissa G. Weisman
                                              --------------------------------
                                                  Melissa G. Weisman
                                                  Assistant Vice President

                                   EXHIBIT 7


       A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Legal Title of Bank:      The First National Bank of Chicago  Call Date: 3/31/95  ST-BK:  17-1630 FFIEC 031
Address:                  One First National Plaza, Suite 0460  Page RC-1
City, State  Zip:         Chicago, IL  60670-0460
FDIC Certificate No.:   0/3/6/1/8
                        ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                          Dollar Amounts in                    C400
                                                                               Thousands       RCFD        BIL MIL THOU
                                                                          -----------------    ----        ------------
ASSETS
1. Cash and balances due from depository institutions (from Schedule
   RC-A):
   a. Noninterest-bearing balances and currency and coin(1).............                            0081     2,948,128       1.a.
   b. Interest-bearing balances(2)......................................                            0071     8,482,108       1.b.
2. Securities
   a. Held-to-maturity securities(from Schedule RC-B, column A).........                            1754       167,911       2.a.
   b. Available-for-sale securities (from Schedule RC-B, column D)......                            1773       540,011       2.b.
3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
   a. Federal Funds sold................................................                            0276     2,508,883       3.a.
   b. Securities purchased under agreements to resell...................                            0277     1,422,695       3.b.
4. Loans and lease financing receivables:
   a. Loans and leases, net of unearned income (from Schedule
   RC-C)................................................................  RCFD 2122 16,238,310                               4.a.
   b. LESS: Allowance for loan and lease losses.........................  RCFD 3123    358,207
4.b.          c. LESS: Allocated transfer risk reserve..................             RCFD 3128         0
   4.c.
   d. Loans and leases, net of unearned income, allowance, and
      reserve (item 4.a minus 4.b and 4.c)..............................                            2125    15,880,103       4.d.
5. Assets held in trading accounts......................................                            3545    13,257,798       5.
6. Premises and fixed assets (including capitalized leases).............                            2145       516,827       6.
7. Other real estate owned (from Schedule RC-M).........................                            2150        13,166       7.
8. Investments in unconsolidated subsidiaries and associated
   companies (from Schedule RC-M).......................................                            2130        10,363       8.
9. Customers' liability to this bank on acceptances outstanding.........                            2155       463,961       9.
10.Intangible assets (from Schedule RC-M)...............................                            2143       119,715
10.
11.Other assets (from Schedule RC-F)....................................                            2160     1,346,941      11.
12.Total assets (sum of items 1 through 11).............................                            2170    47,678,610      12.

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:        The First National Bank of Chicago  Call Date:   3/31/95 ST-BK:  17-1630 FFIEC 031
Address:                    One First National Plaza, Suite 0460                                      Page RC-2
City, State  Zip:           Chicago, IL  60670-0460
FDIC Certificate No.:       0/3/6/1/8

Schedule RC-Continued

                                                                         Dollar Amounts in
                                                                            Thousands                      Bil Mil Thou
                                                                         -----------------                 ------------
LIABILITIES
13.Deposits:
   a. In domestic offices (sum of totals of columns A and C
      from Schedule RC-E, part 1)...................................                          RCON 2200      14,675,401   13.a.
      (1) Noninterest-bearing(1)....................................   RCON 6631  5,498,690                               13.a.(1)
      (2) Interest-bearing..........................................   RCON 6636  9,176,711                               13.a.(2)
   b. In foreign offices, Edge and Agreement subsidiaries, and
      IBFs (from Schedule RC-E, part II)............................                          RCFN 2200      11,809,645   13.b.
      (1) Noninterest bearing.......................................   RCFN 6631    304,669                               13.b.(1)
      (2) Interest-bearing..........................................   RCFN 6636 11,504,976                               13.b.(2)
14.Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
   its Edge and Agreement subsidiaries, and in IBFs:
   a. Federal funds purchased.......................................                          RCFD 0278      2,072,830    14.a.
   b. Securities sold under agreements to repurchase................                          RCFD 0279      1,484,164    14.b.
15.a. Demand notes issued to the U.S. Treasury......................                          RCON 2840        103,138    15.a.
   b. Trading Liabilities................................................                     RCFD 3548      9,101,186
15.b.
16.Other borrowed money:
   a. With original maturity of one year or less....................                          RCFD 2332      2,307,860    16.a.
   b. With original  maturity of more than one year.................                          RCFD 2333        506,476
16.b.    17.  Mortgage indebtedness and obligations under capitalized
   leases...........................................................                          RCFD 2910        278,108    17.
18.Bank's liability on acceptance executed and outstanding..........                          RCFD 2920        463,961    18.
19.Subordinated notes and debentures................................                          RCFD 3200      1,225,000    19.
20.Other liabilities (from Schedule RC-G)...........................                          RCFD 2930        699,375    20.
21.Total liabilities (sum of items 13 through 20)...................                          RCFD 2948      44,727,144   21.
22.Limited-Life preferred stock and related surplus.................                          RCFD 3282              0    22.
EQUITY CAPITAL
23.Perpetual preferred stock and related surplus....................                          RCFD 3838              0    23.
24.Common stock.....................................................                          RCFD 3230        200,858    24.
25.Surplus (exclude all surplus related to preferred stock).........                          RCFD 3839      2,304,657    25.
26. a. Undivided profits and capital reserves.......................                          RCFD 3632        447,916
26.a.         b. Net unrealized holding gains (losses) on available-for-sale
      securities....................................................                          RCFD 8434        [ 2,165)
26.b.
27.Cumulative foreign currency translation adjustments..............                          RCFD 3284            200    27.
28.Total equity capital (sum of items 23 through 27)................                          RCFD 3210      2,951,466    28.
29.Total liabilities, limited-life preferred stock, and equity
   capital (sum of items 21, 22, and 28)............................                          RCFD 3300      47,678,610   29.

Memorandum

To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the  most
   comprehensive level of auditing work performed for the bank by independent external                        Number

   auditors as of any date during 1993  . . . . . . . . . . . . . . . . . . . . . . . . . . . .RCFD 6724      N/A          M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4. =Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

- --------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.